Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2015

DANBURY, CT – July 28, 2015 – Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE: ETH) today reported operating results for the fiscal 2015 fourth quarter and fiscal year twelve month year to date periods ended June 30, 2015. Please refer to the accompanying financial statements and reconciliation to non-GAAP measures discussed below.

Fourth Quarter Highlights

●	Retail Comparable Written Orders increase by 10.4% and Total Written Orders increase by 11.2%.

●	Sales of $193.6 million. Previous year $198.8 million.

●	Gross Margin of 54.9%. Previous year 54.6%.

●	Adjusted Operating Income of $19.8 million 10.3% of Sales. Previous year $24.9 million 12.5% of sales.

●	Adjusted EBITDA $24.7 million 12.8% of sales. Previous year $29.5 million 14.8% of Sales.

●	Adjusted Earnings per Diluted Share (EPS) of $0.43; GAAP Quarterly EPS of $0.44. Previous year $0.50 GAAP EPS of $0.58.

Fiscal Year Highlights:

●	Retail Comparable Written Orders increase by 4.4% and Total Written Orders increase by 3.9%.

●	Sales of $754.6 million. Previous year $746.7 million.

●	Gross Margin of 54.5%. Previous year 54.4%.

●	Adjusted Operating Income of $70.5 million 9.3% of Sales. Previous year $74.3 million 9.9% of Sales.

●	Adjusted EBITDA $89.5 million 11.9% of sales. Previous year $92.0 million 12.3% of sales.

●	Adjusted EPS of $1.41; GAAP Year to Date EPS of $1.27. Previous year Adjusted EPS of 1.45 and GAAP EPS of $1.47.

Other Fiscal Year Highlights:

●

During the fourth quarter paid dividends of $3.5 million, 20% increase to prior year. Dividends declared on April 13, 2015 of $0.14 reflect an increase of 40% from the $0.10 declared April 22, 2014. For the 2015 fiscal year the company paid $13.3 million in dividends.

●	During the Quarter the Company Repurchased $13.7 million of our Stock and for the fiscal year repurchased $16.5 million.

●	During the fiscal year replaced $129.4 million in 5 3/8% fixed rate debt with $75 million in variable rate tied to LIBOR currently averaging less than 2.0%.

●	During the fiscal year the Company generated $55.1 million operating cash, reduced debt $53.3 million, invested $21.8 million in capital expenditures.

Farooq Kathwari, Chairman and CEO commented, “We are pleased with our results for the fiscal year just ended. Despite the impact of major changes to our offerings, the repositioning of our interior design network, investing and managing change in our North American manufacturing, investing in technology, refining and accelerating our message and the prior fiscal year fourth quarter’s record financial results, we have done very well. We have continued to generate healthy profits and cash, reduced our debt, increased our dividends and continued to invest in our enterprise.”

He further stated “We have continued to focus on building our enterprise on a sound footing by investing for the future consistent with our expressed goal of sustained, long-term growth for the purpose of improving the well-being of all our stakeholders. Since 1993 when we took the company public after a management leveraged buyout, we have been able to make substantial investments in our business and return value to stockholders. We invested $740.2 million in capital expenditures including in manufacturing, technology and real estate, repaid $390.9 million of debt, paid $348.4 million in dividends and repurchased 18.8 million shares for $549.2 million. We plan to continue on a planned and prudent basis to relocate our design centers to more appropriate locations with a smaller footprint, and to dispose of those properties that we own and which no longer meet our future focus. Since 2010 we have generated $34.9 million through sales of our real estate.”

Mr. Kathwari concluded “We are positioned well to grow our sales and profits and expect to continue with healthy long-term stockholder returns and look forward to our progress in fiscal 2016 and beyond.”

Fiscal 2015 Fourth Quarter Financial Results:

Consolidated net sales for the quarter ended June 30, 2015 decreased 2.6% over the prior year to $193.6 million. The Company’s wholesale segment net sales increased 0.2%. The Company’s retail segment net sales decreased 2.3% to $152.0 million including a comparable design center net sales decrease of 2.6%.

Comparable written sales for the Retail Division increased 10.4% for the fourth quarter of fiscal 2015 compared to the prior year fourth quarter (increased 11.1% on a constant currency basis), and total written sales for the Retail Division increased 11.2% over the same prior year period. Constant currency basis reflects the unfavorable impact of the change in Canadian dollar and euro exchange rates. We operate seven design centers in Canada and Europe, and the strengthening of the U.S. dollar to the Canadian dollar and euro resulted in an average decrease for the retail segment of 0.7% in net sales, written sales, and in comparable written sales during the quarter.

Gross Margin for the quarter ended June 30, 2015 was 54.9% compared to 54.6% in the prior year quarter. Adjusted operating expenses of $86.3 million compared to $83.7 in the prior year quarter. Increased operating expenses were in part due to continued sell off of floor samples, implementing new product through our manufacturing and adding to our professional staff of retail management and interior designers.

Net income for the quarter ended June 30, 2015 was $12.7 million or $0.44 per diluted share compared with $17.1 million or $0.58 per diluted share in the prior year quarter. Excluding special items in both periods, adjusted earnings for the quarter were $0.43 per diluted share or $12.3 million compared to $0.50 per diluted share or $14.6 million in the prior year quarter.

Total debt of $77.6 million decreased $53.3 million, and working capital decreased $39.9 million from June 30, 2014 due to the early extinguishment of our 5 3/8% Senior Notes. We funded the extinguishment using $75.0 million of our senior secured revolving credit and term loan facility and $61 million from existing cash balances. Capital Expenditures were $19.8 million year to date at June 30, 2015 compared to $19.3 million prior year and inventories of $151.9 million increased $5.6 million as planned from June 30, 2014 in support of our new product launch and marketing initiatives.

Fiscal 2015 Year-to-Date Financial Results:

Year to date net sales were $754.6 million, up 1.1% from $746.7 million the prior year. Gross margin and adjusted operating profit margin were 54.5% and 9.3% respectively in Fiscal 2015 and 54.4% and 9.9% in Fiscal 2014. Net income for the twelve months ended June 30, 2015 was $37.1 million or $1.27 per diluted share compared with $42.9 million or $1.47 per diluted share in the prior year comparable period. Adjusted net income year to date of $41.2 million decreased 3.1% compared with $42.6 million the prior year period and our adjusted earnings per diluted share decreased 2.8% for the twelve months to date at $1.41 compared with $1.45 the prior year to date period.

Analyst Conference Call

Ethan Allen will conduct a conference call at 5:00 PM (Eastern) on Tuesday, July 28th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-818-1223 (or 703-639-1376 for international callers) and provide conference ID# 1659974.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

Non-GAAP Financial Information

This press release is intended to supplement, rather than to supersede, the Company's condensed consolidated financial statements. It contains references to the Company's (i) consolidated operating income/operating margin, (ii) wholesale operating income/operating margin, (iii) retail operating income/operating margin, (iv) net income, (v) earnings per share, and (vi) earnings before interest, taxes, depreciation and amortization ("EBITDA"), all excluding the effects of restructuring charges as a result of the Company’s previous decision to consolidate facilities, and also excluding certain transition costs and non-operating income adjustments in both fiscal 2015 and fiscal 2014. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles (“GAAP”) is also provided at the end of this press release.

Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, operating margin, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

Management considers EBITDA an important indicator of the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. Given the nature of the Company's operations, including the tangible assets necessary to carry out its production and distribution activities, depreciation and amortization represent Ethan Allen's largest non-cash charges. As these non-cash charges do not affect the Company's ability to service debt or make capital expenditures, it is important to consider EBITDA in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP, including cash flow measures such as operating cash flow.

This press release should also be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 (the “2014 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2014 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	06/30/15	06/30/14	06/30/15	06/30/14

Net sales	$193.6	$198.8	$754.6	$746.7
Gross margin	54.9%	54.6%	54.5%	54.4%
Operating margin	9.6%	12.2%	8.7%	9.3%
Operating margin (excluding special items*)	10.3%	12.5%	9.3%	9.9%
Net income	$12.7	$17.1	$37.1	$42.9
Net income (excluding special items* and unusual income tax effects)	$12.3	$14.6	$41.2	$42.6
Operating cash flow	$32.7	$19.9	$55.1	$59.9
Capital expenditures	$2.3	$6.7	$19.8	$19.3
Acquisitions	$0.0	$0.0	$2.0	$0.0
Treasury stock repurchases	$13.7	$0.0	$16.5	$0.0

EBITDA	$23.4	$28.9	$81.3	$87.3
EBITDA as % of net sales	12.1%	14.5%	10.8%	11.7%

EBITDA (excluding special items*)	$24.7	$29.5	$89.5	$92.0
EBITDA as % of net sales (excluding special items*)	12.8%	14.8%	11.9%	12.3%

Selected Financial Data by Business Segment:
	Three Months Ended		Twelve Months Ended
	06/30/15	06/30/14	06/30/15	06/30/14
Retail
Net sales	$152.0	$155.6	$579.7	$580.7
Operating margin	1.4%	5.2%	0.3%	1.8%
Operating margin (excluding special items*)	2.2%	5.6%	0.8%	2.6%

Wholesale
Net sales	$116.3	$116.1	$469.4	$453.6
Operating margin	15.3%	12.3%	14.3%	12.7%
Operating margin (excluding special items*)	15.3%	12.3%	14.6%	12.7%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
Unaudited
(in thousands)

	Three Months Ended		Twelve Months Ended
	06/30/15	06/30/14	06/30/15	06/30/14

Net sales	$193,568	$198,835	$754,600	$746,659
Cost of sales	87,392	90,211	343,437	340,163
Gross profit	106,176	108,624	411,163	406,496
Selling, general and administrative expenses	87,598	84,334	345,229	336,860
Operating income	18,578	24,290	65,934	69,636
Interest and other income (expense)	29	48	(3,333)	276
Interest expense	448	1,896	5,918	7,510
Income before income taxes	18,159	22,442	56,683	62,402
Income tax expense	5,470	5,358	19,541	19,471
Net income	$12,689	$17,084	$37,142	$42,931

Basic earnings per common share:
Net income per basic share	$0.44	$0.59	$1.29	$1.48
Basic weighted average shares outstanding	28,712	28,923	28,874	28,918

Diluted earnings per common share:
Net income per diluted share	$0.44	$0.58	$1.27	$1.47
Diluted weighted average shares outstanding	28,942	29,254	29,182	29,276

Comprehensive income:
Net income	$12,689	$17,084	$37,142	$42,931
Other comprehensive income
Currency translation adjustment	(250)	(203)	(3,308)	(77)
Other	11	14	78	105
Other comprehensive income (loss) net of tax	(239)	(189)	(3,230)	28
Comprehensive income	$12,450	$16,895	$33,912	$42,959

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	June 30,	June 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$76,182	$109,176
Marketable securities	2,198	18,153
Accounts receivable, net	12,547	12,426
Inventories	151,916	146,275
Prepaid expenses & other current assets	27,831	19,599
Total current assets	270,674	305,629

Property, plant and equipment, net	277,035	288,156
Intangible assets, net	45,128	45,128
Restricted cash and investments	8,010	8,507
Other assets	6,461	7,014

Total Assets	$607,308	$654,434

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	3,341	501
Customer deposits	67,970	59,684
Accounts payable	18,946	24,320
Accrued expenses & other current liabilities	50,712	51,542
Total current liabilities	140,969	136,047

Long-term debt	74,227	130,411
Other long-term liabilities	21,577	20,509
Total liabilities	236,773	286,967

Shareholders' equity:
Common stock	489	486
Additional paid-in-capital	370,914	365,733
Less: Treasury stock	(605,586)	(584,041)
Retained earnings	607,079	584,395
Accumulated other comprehensive income	(2,638)	642
Total Ethan Allen Interiors Inc. shareholders' equity	370,258	367,215
Noncontrolling interests	277	252
Total shareholders' equity	370,535	367,467

Total Liabilities and Shareholders' Equity	$607,308	$654,434

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Twelve Months Ended June 30, 2015 and 2014
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Income / Earnings Per Share
Net income	$12,689	$17,084	$37,142	$42,931
Special items net of related tax effects *	806	377	5,233	2,930
Unusual income tax effects	(1,158)	(2,834)	(1,148)	(3,306)
Net income (excluding special items* and unusual income tax effects)	$12,337	$14,627	$41,227	$42,555
Diluted weighted average shares outstanding	28,942	29,254	29,182	29,276
Earnings per diluted share	$0.44	$0.58	$1.27	$1.47
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.43	$0.50	$1.41	$1.45

Consolidated Operating Income / Operating Margin
Operating income	$18,578	$24,290	$65,934	$69,636
Add: special items *	1,269	593	4,551	4,614
Operating income (excluding special items*)	$19,847	$24,883	$70,485	$74,250
Net sales	$193,568	$198,835	$754,600	$746,659
Operating margin	9.6%	12.2%	8.7%	9.3%
Operating margin (excluding special items*)	10.3%	12.5%	9.3%	9.9%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$17,841	$14,309	$66,988	$57,816
Add: special items	-	-	1,419	-
Wholesale operating income (excluding special items*)	$17,841	$14,309	$68,407	$57,816
Wholesale net sales	$116,309	$116,133	$469,384	$453,607
Wholesale operating margin	15.3%	12.3%	14.3%	12.7%
Wholesale operating margin (excluding special items*)	15.3%	12.3%	14.6%	12.7%

Retail Operating Income / Operating Margin
Retail operating income	$2,137	$8,104	$1,726	$10,515
Add: special items	1,269	593	3,132	4,614
Retail operating income (excluding special items*)	$3,406	$8,697	$4,858	$15,129
Retail net sales	$152,003	$155,603	$579,713	$580,739
Retail operating margin	1.4%	5.2%	0.3%	1.8%
Retail operating margin (excluding special items*)	2.2%	5.6%	0.8%	2.6%

* Special items consist of restructuring, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Twelve Months Ended June 30, 2015 and 2014
Unaudited
(in thousands, except per share amounts)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

EBITDA
Net income	$12,689	$17,084	$37,142	$42,931
Add: interest expense, net	354	1,765	5,455	7,004
income tax expense	5,470	5,358	19,541	19,471
depreciation and amortization	4,928	4,654	19,142	17,930
EBITDA	$23,441	$28,861	$81,280	$87,336
Net sales	$193,568	$198,835	$754,600	$746,659
EBITDA as % of net sales	12.1%	14.5%	10.8%	11.7%

EBITDA	$23,441	$28,861	$81,280	$87,336
Add: special items*	1,269	593	8,241	4,614
EBITDA (excluding special items)	$24,710	$29,454	$89,521	$91,950
Net sales	$193,568	$198,835	$754,600	$746,659
EBITDA as % of net sales (excluding special items)	12.8%	14.8%	11.9%	12.3%

* Special items consist of restructuring, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.